EXHIBIT 10.22
LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is entered into as of this 7th day of May, 2007 ("Effective Date"), by and among PALM FINANCE CORPORATION, a California corporation and Finance Lender ("Lender"), located at 233 Wilshire Blvd, Suite 200, Santa Monica, California 90401, and NEW MOON PICTURES, LLC, a Louisiana limited liability company, POOL BOY THE MOVIE, LLC, a Louisiana limited liability company and AUTOPSY, LLC, a Louisiana limited liability company, (hereinafter .jointly referred to as "Borrowers").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

LOAN:

    a.. Lender has been induced by Borrowers to make a loan in an aggregate amount not to exceed the principal amount of $5,500,000 (the "Loan") to Borrowers exclusively for the purpose of paying certain production expenses in accordance with the Approved Cash Flow Schedule, a copy of which is attached hereto as Exhibit A, upon receipt of a signed, verified "Request for Funding" in the form attached hereto as Exhibit B and the Approved Budgets for two feature films currently entitled "American Summer" [formerly known as "Pool Boy"} and "Mercy" [formerly known as "Autopsy") (the "Pictures") including, without limitation, setting aside (i) $700,000 as an Interest Reserve, (ii) $440,000 as a Contingency Reserve to pay any bona fide direct production costs Budget line item overage which cannot be Raided by a Budget underage, and (iii) a sufficient amount of money to pay Lender's legal fees and costs as described in Section 9 below, each of which shall be paid or held in accordance with this Agreement and the Approved Cash Flow Schedule

    b. This (1) Agreement, (ii) the Secured Promissory Note of even date herewith (the "Note"), (iii) the Security Agreement of even date herewith (the "Security Agreement"), (iv) the two Mortgages of Copyrights of even date herewith (the "Mortgages of Copyrights"), (v) the Assignment of Collateral Agreement (the "Assignment of Collateral Agreement"), (vi) all other documents and agreements executed by Borrowers and any entities guarantying the Loan ("Guarantors") in connection with the Loan, (vii) a Laboratory Pledgeholder Agreement, and (viii) Subordination Agreements between Lender and Voodoo Production Services, LLC, LLC, Parallel Media, LLC, and any other person or entity with a pecuniary interest in the Pictures which impacts Lender's and/or AME's rights, titles and/or interests in the Pictures all of which may hereinafter be referred to collectively as the "Loan Documents."

2..CONDITIONS OF FUNDING: Lender's obligation to make each and every advance of the Loan shall be subject to the occurrence of each of the following conditions:

    a.Receipt by Lender of all original Loan Documents properly executed by each of the parties thereto in a form acceptable to Lender, including, but not limited to the following: (1) this Agreement, (2) Security Agreement, (3) Mortgages of Copyrights, (4) a Guaranty horn Seven Arts Pictures, Inc , (5) a Guaranty from Seven Arts Pictures, PLC, (6) a Guaranty from Seven Arts International (6) Assignment of Collateral Agreement, (7) the Subordination Agreements described in Section 1. b above, and (8) Laboratory Pledgeholder Agreement

    b.Lender and Borrowers have agreed upon a Budget and Cash Flow Schedule for both of the Pictures which have been vetted and approved by International Film Guarantors (respectively, the "Approved Budget" and "Approved Cash Flow Schedule") so the Pictures can be completed and delivered to the licensees set forth on the Collateral Schedule, attached hereto as Exhibit C, no later than May 1, 2008 ("Outside Completion Date") and which contained sufficient monies to pay all the costs of creating, manufacturing and delivering all of the elements of the Pictures as required by the licensees set forth on the Collateral Schedule.

    c..Borrowers have provided Lender with current and accurate production cost reports, cash flow statements, and trial balances indicating that (a) the Pictures can be completed and delivered by the Outside Completion Date and for the amount of the Approved Budget and (b) that, at the time of the first drawdown of the Loan, there is no foreseeable need to use any of the Contingency,

    d. Seven Arts Pictures, Inc and Seven Arts Pictures, PLC have delivered a Collateral Schedule including copies of fully executed licenses acceptable to Lender regarding the Pictures which provide for the payment of not less then $3.,477 million dollars upon the delivery of the Pictures to such licensees and Lender has received an amount equal to all deposits collected from such licensees in accordance with the Deposit Schedules attached hereto as Exhibit D.

    e. Borrowers and A-Mark Entertainment, LLC, ("AME"), a California limited liability company, have entered into a Participation Agreement regarding the Pictures.,

    f.Lender has received a Power of Attorney or other form of agreement acceptable to Lender that would allow Lender to distribute the Pictures through an "output" video agreement with Genius Products, Inc. and Anchor Bay Entertainment, Inc. and any other "output" video or other similar agreement that deal with the distribution of the Pictures.

    g.Borrowers' receipt of a minimum amount of $4,000,000 from. Voodoo Production Services, LLC, which has been used exclusively to pay direct costs of production of the Pictures in accordance with the Approved Budget and documentation satisfactory to Lender evidencing the receipt by Borrowers of those amounts and the expenditure of same.

    h.Borrowers' receipt of a minimum of $2,500,000 from Parallel Media, LLC which has been used exclusively to pay the direct costs of production of the Pictures in accordance with the Approved Budget and documentation satisfactory to Lender evidencing the receipt by Borrowers of those amounts and the expenditure of same.

    i.Receipt of Approved Budgets signed off by Warren Zide and Peter Hoffinan, copies of which are attached hereto as Exhibit E.

    jThe issuance of certificates of insurance naming Lender as a "Loss Payee" and"Named Insured" in a form satisfactory to Lender.

    k.Receipt of an acknowledgment from Marquette Investments, LLC that it no longer has any interest in the Pictures

    l.Escrow Agreements and Letters of Direction of Payment directing payments of monies received from the exploitation of the Pictures in forms acceptable to Lender,

    m.There having been no Event of Default.

3. REPAYMENT. All amounts owed by Borrowers pursuant to the Note and this Agreement ("Obligations") are repayable on or before the Repayment Date, as defined below in United States Dollars by cashiers check made payable to Lender or as otherwise reasonably directed by Lender

a. All monies received by Borrowers and/or Guarantors from the production of the Pictures and/or the exploitation of any rights, titles and/or interests in and to the Pictures shall be paid to Lender, excepting only the Louisiana Tax Credits which have been assigned to Voodoo Production Services, LLC, until the full amount of' the Obligation has been paid in full..

b. The Obligation shall be repaid without notice, request, and/or demand within eighteen (18) months from the Effective Date ("Repayment Date")..

c...Without limiting Lender's right to receive payment any time on the Repayment Date, any time prior to the Repayment Date, Lender shall have the unconditional and irrevocable right to demand full or partial repayment upon the occurrence of any of the following events ("Events of Default"):

       i. Any of Borrowers' or Guarantors' rights, titles, and interests in the Picture lapse;

       ii. Borrowers have insufficient monies to complete and deliver the Pictures by the Outside Completion Date and/or the cost to complete the Pictures on or before the Outside Completion Date exceeds the Approved Budget plus Contingency and/or Borrowers are unable to fund the amounts in excess of the Approved Budget and Contingency;

       iii. Borrowers or Guarantors sell, assign, convey, encumber, hypothecate, or' otherwise transfer or alienate any of the collateral described in this Agreement, the Security Agreement or Mortgages of Copyrights..

iv.	Any Borrower or Guarantor ceases to carry on its business or is wound up or dissolved for any reason;

v.	Any Borrower or Guarantor is unable to pay its debts within the meaning of the applicable bankruptcy laws or files (or is subject to an involuntary filing) any sort of' petition for bankruptcy relief;

       vi Any Borrower or Guarantor suspends payments of its debts or commences negotiations for the readjustment or rescheduling of its debts;

vii.	Any Borrower or Guarantor breaches any agreement, or fails to fUlfill any obligation, contained in this Agreement, the Note, any other Loan Document and/or the Participation Agreement;

viii.	The Borrowers or the Guarantors fail to make any payment due to Lender pursuant to any of the Loan Documents;

       ix..The placement of any of the tangible personal property embodying any visual or audio aspects of the Picture, such as film negatives and soundtracks ("Physical F ilm Elements") in any laboratory that is not approved by Lender;

       x. The Borrowers fail to produce the Pictures in conformance with the Approved Budgets;

       xi.Production Company giving Lender false or misleading information or representations or not disclosing any material facts that might be relevant to Lender;

       xii..Any of the licensees on the Collateral Schedule (1) reject their license, (2) give any notice or indication of their intent to default or not accept delivery of the Picture or remit a payment when due, (3) fail to make a payment when due under such licensees agreement regarding the applicable Pictures, (4) make a payment that is not remitted to the Lender, and/or (5) are in material default of their respective agreement including, without limitation, failing to except delivery.

d.Upon the occurrence of any Event of Default, the following consequences shall occur:

        i..Lender may terminate making any further advances under this Agreement

        ii.Lender may immediately commence enforcement of the Loan, including by foreclosing on the Mortgages of Copyright and Security Agreement, and Lender may exercise all of the rights and remedies of a secured creditor under applicable law.

iii Lender shall have the right, but not the obligation, to "take-over" control over the production of the Pictures as the agent of the Production Company.

iv The Loan shall bear interest at the default rate of 18% per annum in accordance with Section 4(b) of this Agreement

v..Lender shall be entitled to the appointment of a receiver to take immediate possession of the Collateral,

vi. Lender shall have the right to apply any cash or deposits held by Production Company against the Loan

4. INTEREST PAYMENTS:

a. As compensation to Lender for extending the Loan, Lender will be entitled to interest on the outstanding principal balance of the Loan at the rate of fifteen percent (15%) per annum ("Interest Rate").. Interest shall be calculated for the exact number of days that any principal amount remains unpaid commencing on the date the amount is advanced directly to or on behalf of the Borrowers. All payments shall be applied first to interest when due, then to principal.

b. In the event payment is not received when due and/or all of the interest has not been paid on or before the Repayment Date, the Loan shall be in default, and in addition to Lender's right to receive art amount equal to the outstanding balance of the Loan, Lender shall be entitled to the following:

          i. Compounded interest on all amounts owed pursuant to the Loan Documents at an annual interest rate equal to 18% per annum.. Interest shall accrue daily, and shall be added to all other amounts owed pursuant to the Loan
          Documents, commencing on the Repayment Date and continuing until the date of repayment in full;

          ii.All costs of collection, including, without limitation, all reasonable legal fees and expenses; and In calculating the amounts of interest owed, all payments and amounts received shall be applied first to legal costs of collection, including attorney fees, then to outstanding interest, and then to the remaining Obligations

5. INTEREST RESERVE ACCOUNT. At the time of the first advance made pursuant to this Agreement, Lender shall establish an interest reserve in the amount of $700,000 of the principal amount of the Loan, which amount shall be allocated and used exclusively for the payment of interest to Lender ("Interest Reserve"),. On the first business day of each calendar month until the Interest Reserve is completely utilized, an amount equal to the accrued interest through that date shall be paid from the Interest Reserve to Lender, which amounts shall be treated as advances and added to the outstanding principal balance owed by Borrowers to Lender.

6. CONTINGENCY RESERVE. At the time of the first advance made pursuant to this
Agreement, Lender shall establish an contingency reserve of $440,000 of the principal amount of the Loan, which amount may be allocated and used exclusively for the payment of bona fide direct production costs Budget line overage which cannot be funded by a Budget underage ("Contingency Reserve").. The payment of any such costs shall be treated as advances and added to the outstanding principal balance owed by Borrowers to Lender.

7.SECURITY INTEREST

       a.To secure the Obligation and all other amounts that may become owed to Lender pursuant to this Agreement, Lender shall receive the Security Agreement and the Mortgages of Copyright to secure repayment the Obligation. The property in which the Lender shall receive a security interest to secure performance of the Borrowers Obligations shall be collectively referred to herein as the "Collateral." The Collateral shall be released upon payment in full of all amounts of the Obligation.

       b. The Mortgages of Copyrights may be filed with the U.S.. Copyright Office and as charge against collateral recorded in the United Kingdom. Lender shall also be allowed to immediately file with the Louisiana Secretary of State, Nevada Secretary of State, California Secretary of State and any other location deemed appropriate by Lender, a UCC-1 financing statement covering the Collateral

       c. Until the Obligation is fully and finally repaid, Borrowers shall not sell, assign, convey, encumber, hypothecate or otherwise transfer or alienate any of the Collateral, nor suffer, permit or authorize any person to file or record any Mortgage of Copyright, UCC- I Financing Statement, or other public record purporting to create, perfect or give notice of any right, title, claim or interest of any such person in and to any of the Collateral.. This agreement by Borrower is fundamental to Lender's agreement to extend the Loan..

       d. In the event Borrowers file any copyright applications, are awarded any copyrights, or otherwise acquire any right, title or interest in or to any copyright covering or relating to the Collateral or any element thereof, Borrowers shall notify Lender. of that fact within ten (10) days thereafter., and shall execute and deliver any and all mortgages of copyright requested by Lender as to perfect and provide public notice to third parties of Lender's security interest in such copyright(s)

       e. Except as Lender may otherwise agree in writing, Borrowers warrant that Lender shall be in a first priority position on all Collateral.

8..THIRD PARTY GUARANTY.. In an Event of a Default, and without waiving any other rights or remedies, Lender shall have the right to repayment of the Obligation pursuant to Guaranties from Seven Arts Pictures, Inc., a Nevada corporation, Seven Arts Pictures, PLC, a regulated company in the United Kingdom, and Seven Arts Pictures International ("Guarantors"), which provides in part for repayment of all amounts owed pursuant to the Loan Documents..

9.ATTORNEY FEES AND ADDITIONAL COSTS.. On the Effective Date, and as a draw against the Loan, Borrowers agree that Lender will draw against the Loan the actual amount of Lender's attorney fees for the preparation of all of the Loan Documents and all costs (including legal costs) relating to the filing of any UCC-1 financing statements and the recording and registration of the Mortgages of Copyrights. Borrowers shall pay all reasonable attorney fees and costs incurred by Lender in connection with any collection efforts by Lender including, without limitation, legal fees and costs.. Borrowers agree to pay all wire transfer charges including, without limitation, wire transfer charges incurred by Lender in making the Loan and wire transfer charges incurred by Borrowers in repaying the Obligation. Lender shall have no obligation, liability or responsibility to any broker, finder and/or person claiming any sort of right or interest in receiving remuneration in connection with this transaction..

10. BENEFIT OF AGREEMENT:

a..Lender may assign or transfer all or any part of its rights and benefits under this Agreement without the consent of Borrowers

b.Borrowers may not assign any part of its rights and benefits under this Agreement without the prior written consent of Lender, which consent shall be in the sole and absolute discretion of Lender,

11. NOTICE: All notices which either party is required or may desire to give the other under the Agreement shall be in writing and shall be given either by personal delivery, telecopy (toll prepaid) or by registered or certified mail (postage prepaid) to the appropriate party as discussed in this paragraph.. All notices to Production Company shall be made to New Moon Pictures, LLC, Attn: Peter Hoffman, 6310 San Vicente Blvd , Suite 510, Los Angeles, California 90048 All notices to Lender shall be made to: Attn: Steven C Markoff, Palm finance Corporation, 233 Wilshire Blvd., Suite 200, Santa Monica, California, 90401, with copies to Harmon Kaslow, A-Mark Entertainment, LLC, 9595 Wilshire Blvd , Penthouse - 1000, Beverly Hills, California 90212, and to John F Kurtz, Jr , Hawley Troxell Ennis & Hawley, 877 Main Street, Suite 1000, Boise, Idaho 83701, Fax No. (208) 342-3829 or such other addresses as requested by AME in writing.

12. APPLICABLE LAW AND SEVERABILITY: This Agreement shall in all respects be governed by and construed in accordance with the laws of California applicable to agreements executed and to be wholly performed within California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail and the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of law..

13. VENUE AND JURISDICTION: Borrowers hereby agree (i) that any litigation, action or proceeding arising out of or relating to this Agreement may only be instituted in any state or federal court located in Los Angeles County in the State of California, (ii) that they waive all objections which it might have now or hereafter have with regard to the venue of any such tribunal, (iii) that they irrevocably and unconditionally submit to the jurisdiction and venue of any such court, and (iv) that it hereby waives any claim or defense of inconvenient forum. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO OR CONNECTED WITH THIS OR ANY OTHER LOAN DOCUMENT NOW OR HEREAFTER ENTERED INTO BETWEEN THE PARTIES UNDER CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

14. AUTHORIZATION: Borrowers hereby represent and warrant that the persons signing the Loan Documents are duly authorized representatives of each such entity, have the corporate authority to bind such entity, that such entity is in good standing in the jurisdictions in which such entity is required to be qualified, that such entity has the power and authority to own its properties and to transact the business in which it is engaged in all places at which it engages in business; that such entity has taken all actions required to be taken in connection herewith; that entering into the Loan Documents does not and will not conflict with any other obligations of Borrowers; and that upon execution of this Agreement by the undersigned, this Agreement will constitute a legal, valid and binding obligation of such entity and will be enforceable against such entity as set forth herein..

15. PROTECTION OF COLLATERAL. So long as Borrowers owe Lender any amount pursuant to this Agreement, Borrowers shall not enter into any agreement relating to the Collateral without first obtaining the permission of Lender.

16.
POWER OF ATTORNEY. Borrowers hereby irrevocably appoint Lender as its true and lawful attorney-in-fact with full and irrevocable power of attorney on behalf of Borrowers, to execute any and all documents (including the endorsement of checks) or take any actions reasonably necessary in Lenders good-faith sole discretion to enforce any of the provisions of this Agreement or any of the other Loan Documents, including its rights to the Collateral.

17. RIGHT TO INSPECT.. Borrowers shall maintain complete and accurate books and records relating to the Collateral, and Lender shall have the unlimited right to inspect and copy such books and records, including access to all computer hardware or software necessary to inspect any books and records kept on computers.. Lender shall also have the right to inspect any of the Collateral at any time. Upon request of Lender, Borrowers shall furnish Lender with any information as Lender may request from time to time.. Borrowers shall supply Lender with copies of all production reports (e.g.., budget, shooting schedules, and cost to complete) for the Pictures, Lender shall have the right to visit the set and talk to production personnel regarding the progress of the Pictures MISCELLANEOUS:

       a. This Agreement with the documents, instruments and agreements referred to herein embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof; and

       b. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any agreement referred to herein shall impair any right, power or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such tights, powers or remedies or an acquiescence in any breach or default under this Agreement or• any agreement referred to herein nor shall any waiver of any breach or default of Borrower hereunder be deeded a waiver of any default or breach subsequently occurring.. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which Lender would otherwise have, at law or in equity.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set foith above.

"BORROWER"
NEW MOON PICTURES, LLC By:___/s/ Peter Hoffman___ Name: Title:

"BORROWER"
POOL BOY THE MOVIE, LLC By:__/s/ Peter Hoffman____ Name: Title:
"BORROWER" AUTOPSY, LLC By:__/s/ Peter Hoffman_____ Name: Title: "LENDER" PALM FINANCE CORPORATION By:_____________________ Name: Title: